Exhibit 99.1
Universal Reports Second Quarter 2023 Results

•Diluted earnings per common share of $0.93; diluted adjusted* earnings per common share of $0.87
•Annualized return on average common equity (“ROCE”) of 34.8%, annualized adjusted* return on average common equity of 25.3%
•Direct premiums written of $547.1 million, up 2.7% from the prior year quarter
•Net combined ratio of 99.1%, down 1.8 points from the prior year quarter
•Book value per share of $11.12, up 17.4% from fourth quarter 2022; adjusted book value per share of $14.31, up 11.0% from fourth quarter 2022
•Repurchased approximately 396 thousand shares for $6.1 million. Total capital returned to shareholders of $11.1 million, including $0.16 per share regular quarterly dividend
*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., July 27, 2023 – Universal Insurance Holdings (NYSE: UVE) (“Universal” or the “Company”) reported second quarter 2023 results.

“Results were solid, including a 25.3% annualized adjusted return on common equity and 85.1% adjusted diluted EPS growth year-over-year,” said Stephen J. Donaghy, Chief Executive Officer. While it’s still early days, we’re encouraged by favorable claims and litigation trends that are beginning to emerge as a result of recent legislative reforms and give us optimism as we look forward to 2024 and beyond. We continue to benefit from rate-driven premium growth and an improving spread of risk across our geographic footprint. I’m proud of the reinsurance program we put together for the 2023-2024 treaty year. Our program’s terms, conditions and coverage are consistent with the prior year, but we reduced our consolidated retention and ceded premium ratio.

Quarterly Financial Results

Summary Financial Results

($thousands, except per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change		2023	2022	Change
GAAP comparison
Total revenues	$339,570	$292,006	16.3%		$656,078	$579,488	13.2%
Operating income	$39,168	$12,411	215.6%		$73,595	$36,490	101.7%
Operating income margin	11.5%	4.3%	7.2	pts	11.2%	6.3%	4.9	pts

Net income available to common stockholders	$28,564	$7,368	287.7%		$52,734	$24,902	111.8%
Diluted earnings per common share	$0.93	$0.24	287.5%		$1.72	$0.80	115.0%

Annualized ROCE	34.8%	7.7%	27.1	pts	33.9%	12.5%	21.4	pts
Book value per share, end of period	$11.12	$11.93	(6.8)%		11.12	$11.93	(6.8)%

Non-GAAP comparison[1]
Core revenue	$336,957	$301,615	11.7%		$653,296	$592,435	10.3%
Adjusted operating income	$36,555	$22,020	66.0%		$70,813	$49,437	43.2%
Adjusted operating income margin	10.8%	7.3%	3.5 pts		10.8%	8.3%	2.5	pts

Adjusted net income available to common stockholders	$26,594	$14,648	81.6%		$50,636	$34,711	45.9%
Adjusted diluted earnings per common share	$0.87	$0.47	85.1%		$1.65	$1.12	47.3%

Annualized adjusted ROCE	25.3%	12.8%	12.5	pts	24.7%	15.3%	9.4	pts
Adjusted book value per share, end of period	$14.31	$14.80	(3.3)%		$14.31	$14.80	(3.3)%

Underwriting Summary
Premiums:
Premiums in force	$1,879,053	$1,766,542	6.4%		$1,879,053	$1,766,542	6.4%
Policies in force	809,685	894,618	(9.5)%		809,685	894,618	(9.5)%

Direct premiums written	$547,126	$532,527	2.7%		$957,228	$929,008	3.0%
Direct premiums earned	$463,324	$428,805	8.1%		$918,692	$843,408	8.9%
Ceded premiums earned	$(160,050)	$(151,744)	5.5%		$(333,194)	$(297,283)	12.1%
Ceded premium ratio	34.5%	35.4%	(0.9)	pts	36.3%	35.2%	1.1	pts
Net premiums earned	$303,274	$277,061	9.5%		$585,498	$546,125	7.2%

Net ratios:
Loss ratio	73.8%	72.3%	1.5	pts	73.4%	70.6%	2.8	pts
Expense ratio	25.3%	28.6%	(3.3)	pts	26.1%	28.8%	(2.7)	pts
Combined ratio	99.1%	100.9%	(1.8)	pts	99.5%	99.4%	0.1	pts
[1] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted net income available to common stockholders, adjusted diluted earnings per common share and core revenue exclude net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income excludes the items above and interest and amortization of debt issuance costs. Adjusted book value per share excludes accumulated other comprehensive income, net of taxes. Adjusted ROCE is calculated by dividing annualized adjusted net income available to common stockholders by average adjusted book value per share, with the denominator further excluding current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.

Net Income and Adjusted Net Income
Net income available to common stockholders was $28.6 million, up from $7.4 million in the prior year quarter, and adjusted net income available to common stockholders was $26.6 million, up from $14.6 million in the prior year quarter. The increase in adjusted net income available to common stockholders mostly stems from higher underwriting income, net investment income and commission revenue.

Revenues
Revenue was $339.6 million, up 16.3% from the prior year quarter and core revenue was $337.0 million, up 11.7% from the prior year quarter. The increase in core revenue primarily stems from higher net premiums earned, net investment income and commission revenue.

Direct premiums written were $547.1 million, up 2.7% from the prior year quarter. The increase stems from 0.8% growth in Florida and 13.6% growth in other states. Growth reflects rate increases, partly offset by lower policies in force.

Direct premiums earned were $463.3 million, up 8.1% from the prior year quarter. The increase stems from rate-driven direct premiums written growth over the past twelve months.

The ceded premium ratio was 34.5%, down from 35.4% in the prior year quarter. The decrease primarily reflects a lower ceded premium ratio associated with the 2023-2024 reinsurance program, direct premiums earned growth associated with primary rate increases and reinsurance savings associated with leveraging our self-insurance captive, partly offset by reinstatement premiums associated with Hurricane Ian and higher reinsurance pricing and higher reinsurance costs associated with the increase in insured values.

Net premiums earned were $303.3 million, up 9.5% from the prior year quarter. The increase is primarily attributable to higher direct premiums earned and a lower ceded premium ratio, as described above.

Net investment income was $11.3 million, up from $5.2 million in the prior year quarter. The increase primarily stems from higher fixed income reinvestment yields and higher yields on cash.

Commissions, policy fees and other revenue were $22.4 million, up 15.9% from the prior year quarter. The increase primarily reflects higher reinsurance brokerage commission revenue, which benefited from higher ceded premiums, including reinstatement premiums associated with Hurricane Ian, and the difference in our reinsurance program’s structure relative to the prior year quarter, partly offset by a decline in policy fees associated with lower policies in force.

Margins
The GAAP operating income margin was 11.5%, up from a GAAP operating income margin of 4.3% in the prior year quarter and the adjusted operating income margin was 10.8%, up from an adjusted operating income margin of 7.3% in the prior year quarter. The higher adjusted operating income margin primarily reflects higher net investment income and commission revenue and a lower net combined ratio.

The net loss ratio was 73.8%, up 1.5 points compared to the prior year quarter. The increase primarily reflects higher unfavorable prior year reserve development, partly offset by a lower consolidated current accident year net loss ratio.

The net expense ratio was 25.3%, down 3.3 points from 28.6% in the prior year quarter. The reduction primarily reflects lower renewal commission rates paid to distribution partners.

The net combined ratio was 99.1%, down 1.8 points compared to the prior year quarter. The decrease reflects a lower net expense ratio, partly offset by a higher net loss ratio, as described above.

Capital Deployment
During the second quarter, the Company repurchased approximately 396 thousand shares at an aggregate cost of $6.1 million. The Company currently has $20.1 million of share repurchase authorization remaining.

On July 20, 2023, the Board of Directors declared a quarterly cash dividend of 16 cents per share of common stock, payable on August 11, 2023, to shareholders of record as of the close of business on August 4, 2023.

Conference Call and Webcast
•Friday, July 28, 2023 at 10:00 a.m. ET
•Investors and other interested parties may listen to the call by accessing the online, real-time webcast at universalinsuranceholdings.com/investors or by registering in advance via teleconference at https://register.vevent.com/register/BI4ff80513f7174714bca5653f1ea2cd34. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. An online replay of the call will be available at universalinsuranceholdings.com/investors soon after the investor call concludes.

About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at universalinsuranceholdings.com.

Non-GAAP Financial Measures and Key Performance Indicators
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including core revenue, adjusted net income available to common stockholders and diluted adjusted earnings (loss) per common share, which exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities. Adjusted operating income and adjusted operating income margin exclude the impact of net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities and interest and amortization of debt issuance costs. Adjusted common stockholders’ equity and adjusted book value per share exclude accumulated other comprehensive income (AOCI), net of taxes. Adjusted return on common equity excludes after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the numerator and AOCI, net of taxes, and current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities from the denominator. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures are meaningful, as they allow investors to evaluate underlying revenue and profitability trends and enhance comparability across periods. When considered together with the GAAP financial measures, management believes these metrics provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s operational performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP. For more information regarding our key performance indicators, please refer to the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Key Performance Indicators” in our forthcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2022 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	June 30,	December 31,
	2023	2022
ASSETS:
Invested Assets
Fixed maturities, at fair value	$1,051,508	$1,014,626
Equity securities, at fair value	75,571	85,469
Investment real estate, net	5,618	5,711
Total invested assets	1,132,697	1,105,806
Cash and cash equivalents	291,681	388,706
Restricted cash and cash equivalents	68,636	2,635
Prepaid reinsurance premiums	525,489	282,427
Reinsurance recoverable	590,409	808,850
Premiums receivable, net	79,503	69,574
Property and equipment, net	49,538	51,404
Deferred policy acquisition costs	107,047	103,654
Goodwill	2,319	2,319
Other assets	70,691	74,779
TOTAL ASSETS	$2,918,010	$2,890,154

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$663,019	$1,038,790
Unearned premiums	982,390	943,854
Advance premium	91,011	54,964
Reinsurance payable, net	607,552	384,504
Long-term debt, net	102,387	102,769
Other liabilities	136,979	77,377
Total liabilities	2,583,338	2,602,258
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value)[2]	—	—
Common stock ($0.01 par value)[3]	473	472
Treasury shares, at cost - 17,186 and 16,790	(244,846)	(238,758)
Additional paid-in capital	114,685	112,509
Accumulated other comprehensive income (loss), net of taxes	(95,857)	(103,782)
Retained earnings	560,217	517,455
Total stockholders' equity	334,672	287,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,918,010	$2,890,154

Notes:
[2] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[3] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 47,266 and 47,179 shares; Outstanding 30,080 and 30,389 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
REVENUES
Net premiums earned	$303,274	$277,061	$585,498	$546,125
Net investment income	11,282	5,221	21,980	9,263
Net realized gains (losses) on investments	882	(725)	94	(667)
Net change in unrealized gains (losses) of equity securities	1,731	(8,884)	2,688	(12,280)
Commission revenue	14,986	11,404	32,268	22,565
Policy fees	5,384	5,940	9,551	10,719
Other revenue	2,031	1,989	3,999	3,763
Total revenues	339,570	292,006	656,078	579,488

EXPENSES
Losses and loss adjustment expenses	223,727	200,304	429,881	385,410
Policy acquisition costs	52,006	54,100	103,697	108,823
Other operating expenses	24,669	25,191	48,905	48,765
Total operating costs and expenses	300,402	279,595	582,483	542,998
Interest and amortization of debt issuance costs	1,629	1,731	3,265	3,339
Income before income tax expense	37,539	10,680	70,330	33,151
Income tax expense	8,973	3,310	17,591	8,244
NET INCOME	$28,566	$7,370	$52,739	$24,907

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Weighted average common shares outstanding - basic	30,265	30,829	30,323	30,987
Weighted average common shares outstanding - diluted	30,659	30,883	30,633	31,060
Shares outstanding, end of period	30,080	30,716	30,080	30,716
Basic earnings per common share	$0.94	$0.24	$1.74	$0.80
Diluted earnings per common share	$0.93	$0.24	$1.72	$0.80
Cash dividend declared per common share	$0.16	$0.16	$0.32	$0.32
Book value per share, end of period	$11.12	$11.93	$11.12	$11.93
Annualized return on average common equity (ROCE)	34.8%	7.7%	33.9%	12.5%

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In Force data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022		2023	2022
Premiums
Direct premiums written - Florida	$456,984	$453,168		$794,349	$787,605
Direct premiums written - Other States	90,142	79,359		162,879	141,403
Direct premiums written - Total	$547,126	$532,527		$957,228	$929,008
Direct premiums earned	$463,324	$428,805		$918,692	$843,408
Net premiums earned	$303,274	$277,061		$585,498	$546,125

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	73.8%	72.3%		73.4%	70.6%
Policy acquisition cost ratio	17.2%	19.5%		17.7%	19.9%
Other operating expense ratio	8.1%	9.1%		8.4%	8.9%
Expense ratio	25.3%	28.6%		26.1%	28.8%
Combined ratio	99.1%	100.9%		99.5%	99.4%

Other Items
Net prior years’ reserve development	$13,825	$3,710		$17,143	$4,365
Points on the net loss and loss adjustment expense ratio	4.6 pts	1.3	pts	2.9 pts	0.8 pts

	As of
	June 30,
	2023	2022
Policies in force
Florida	576,407	654,276
Other States	233,278	240,342
Total	809,685	894,618

Premiums in force
Florida	$1,549,410	$1,473,193
Other States	329,643	293,349
Total	$1,879,053	$1,766,542

Total Insured Value
Florida	$192,324,456	$202,691,987
Other States	126,539,944	118,766,758
Total	$318,864,400	$321,458,745

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

GAAP revenue to core revenue
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP revenue	$339,570	$292,006	$656,078	$579,488
less: Net realized gains (losses) on investments	882	(725)	94	(667)
less: Net change in unrealized gains (losses) of equity securities	1,731	(8,884)	2,688	(12,280)
Core revenue	$336,957	$301,615	$653,296	$592,435

GAAP operating income to adjusted operating income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP income before income tax expense	$37,539	$10,680	$70,330	$33,151
add: Interest and amortization of debt issuance costs	1,629	1,731	3,265	3,339
GAAP operating income	39,168	12,411	73,595	36,490
less: Net realized gains (losses) on investments	882	(725)	94	(667)
less: Net change in unrealized gains (losses) of equity securities	1,731	(8,884)	2,688	(12,280)
Adjusted operating income	$36,555	$22,020	$70,813	$49,437

GAAP operating income margin to adjusted operating income margin
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP operating income (a)	$39,168	$12,411	$73,595	$36,490
GAAP revenue (b)	339,570	292,006	656,078	579,488
GAAP operating income margin (a÷b)	11.5%	4.3%	11.2%	6.3%
Adjusted operating income (c)	36,555	22,020	70,813	49,437
Core revenue (d)	336,957	301,615	653,296	592,435
Adjusted operating income margin (c÷d)	10.8%	7.3%	10.8%	8.3%

GAAP net income (NI) to adjusted NI available to common stockholders
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP NI	$28,566	$7,370	$52,739	$24,907
less: Preferred dividends	2	2	5	5
GAAP NI available to common stockholders (e)	28,564	7,368	52,734	24,902
less: Net realized gains (losses) on investments	882	(725)	94	(667)
less: Net change in unrealized gains (losses) of equity securities	1,731	(8,884)	2,688	(12,280)
add: Income tax effect on above adjustments	643	(2,329)	684	(3,138)
Adjusted NI available to common stockholders (f)	$26,594	$14,648	$50,636	$34,711

Weighted average diluted common shares outstanding (g)	30,659	30,883	30,633	31,060
Diluted earnings per common share (e÷g)	$0.93	$0.24	$1.72	$0.80
Diluted adjusted earnings per common share (f÷g)	$0.87	$0.47	$1.65	$1.12

GAAP stockholders’ equity to adjusted common stockholders’ equity
	As of
	June 30,	June 30,	December 31,
	2023	2022	2022
GAAP stockholders’ equity	$334,672	$366,551	$287,896
less: Preferred equity	100	100	100
Common stockholders’ equity (h)	334,572	366,451	287,796
less: Accumulated other comprehensive (loss), net of taxes	(95,857)	(88,134)	(103,782)
Adjusted common stockholders’ equity (i)	$430,429	$454,585	$391,578

Shares outstanding (j)	30,080	30,716	30,389
Book value per common share (h÷j)	$11.12	$11.93	$9.47
Adjusted book value per common share (i÷j)	$14.31	$14.80	$12.89

GAAP return on common equity (ROCE) to adjusted ROCE
	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2023	2022	2023	2022	2022
Actual or Annualized NI available to common stockholders (k)	$114,256	$29,472	$105,468	$49,804	$(22,267)
Average common stockholders’ equity (l)	328,139	381,346	311,184	398,027	358,699
ROCE (k÷l)	34.8%	7.7%	33.9%	12.5%	(6.2)%
Actual or Annualized adjusted NI available to common stockholders (m)	$106,376	$58,592	$101,272	$69,422	$(12,618)

Adjusted average common stockholders’ equity[4] (n)	420,078	458,292	409,955	454,782	423,199
Adjusted ROCE (m÷n)	25.3%	12.8%	24.7%	15.3%	(3.0)%

[4] Adjusted average common stockholders’ equity excludes current period after-tax net realized gains (losses) on investments and net change in unrealized gains (losses) of equity securities.